Exhibit 2.22

CONFORMED VERSION

AMENDED AND RESTATED AGENCY AGREEMENT

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

as Issuer

PORTUGAL TELECOM, SGPS, S.A.

as Issuer and, where the Issuer is PTIF, Keep Well Provider

PT COMUNICAÇÕES, S.A.

as, where the Issuer is PTIF, Keep Well Provider

CITIBANK, N.A.

as Principal Paying Agent

CITIBANK INTERNATIONAL PLC, SUCURSAL EM PORTUGAL

as Portuguese Paying Agent

CITIBANK, N.A.

as Registrar

CITIBANK, N.A.

as Transfer Agent

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

in respect of a €7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 1 June 2012

BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. having its corporate seat in Amsterdam, The Netherlands and its registered office at Herikerbergweg 238, 1101 CM Amsterdam Zuidoost, The Netherlands (“PTIF”);

(2)                                 PORTUGAL TELECOM, SGPS, S.A. of Av. Fontes Pereira de Melo, no. 40, 1069-300 Lisbon (“PT”);

(3)                                 PT COMUNICAÇÕES, S.A. of Rua Andrade Corvo 6, 1050-009, Lisbon (“PTC”);

(4)                                 CITIBANK, N.A. of 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB in its capacity as the principal paying agent and as the exchange agent (the “Principal Paying Agent”, each such expression shall include any successor principal paying agent or exchange agent as the case may be in accordance with clause 26);

(5)                                 CITIBANK, N.A. of 111 Wall Street, New York, New York 10043 (the “Registrar”, which expression shall include any successor registrar appointed in accordance with clause 26);

(6)                                 CITIBANK, N.A. of 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB in its capacity as a transfer agent (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor paying agent appointed in accordance with clause 26 and “Transfer Agent” shall mean any of the Transfer Agents);

(7)                                 Citibank International plc, Sucursal em Portugal of Rua Barata Salgueiro, 30-4, 1269-056 Lisbon (the “Portuguese Paying Agent”, which expression shall include any successor Portuguese paying agent appointed in accordance with clause 26 or, together with the Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agent appointed in accordance with clause 26 and “Paying Agent” shall mean any of the Paying Agents;

(8)                                 CITICORP TRUSTEE COMPANY LIMITED of 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall include all persons for the time being the trustee or the trustees of the Trust Deed).

WHEREAS:

(A)                               PTIF, PT, PTC and the other parties named therein entered into an agency agreement on 17th December 1998  which was amended and restated on 20th December 2000 (when the nominal amount of the Original Programme was raised to €4,000,000,000), and further amended and restated on 4th February 2002 (when the nominal amount of the Original Programme was raised to €5,000,000,000), and further amended and restated on 29th April 2003, and further supplemented on 12th July 2004, and further amended and restated on 7th November 2006 (when the nominal amount of the Original Programme was raised to €7,500,000,000) in respect of a €7,500,000,000 Global Medium Term Note Programme (the “Original Programme”) such agreements together the “Principal Agency Agreement”.

(B)                               This Agreement further amends and restates the Principal Agency Agreement and has been prepared in connection with the €7,500,000,000 Euro Medium Term Note Programme (the “Programme”).  Any Notes issued under the Programme on or after the date hereof should be issued pursuant to this Agreement.  This Agreement does not effect any Notes issued under the Programme prior to the date hereof.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Terms and expressions defined in the Programme Agreement, the Terms and Conditions, the Trust Deed or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.

1.2                               Without prejudice to the foregoing:

“Agent” means each of the Paying Agents and the Transfer Agents;

“Book Entry Registry” means the book-entry securities registry system applicable to the Book Entry Notes, which is subject to the rules, regulations and procedures under which Interbolsa operates in respect of book-entry securities;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Distribution Compliance Period” has the meaning given to such term in Regulation S under the Securities Act;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Issuer” means whichever of PTIF or PT is specified as the Issuer in respect of any Series of Notes in the applicable Final Terms, and “Issuers” means both PTIF and PT together.

“NSS” means the new safekeeping structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

“Reference Banks” means, in the case of clause 9.2(a)(i) below, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of clause 9.2(a)(ii) below, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared;

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor thereto; and

“Transfer Certificate” means a certificate in the form set out in Schedule 4.

1.3                               Words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other gender and words denoting persons only shall include firms and corporations and vice versa.

1.4                              All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

1.5                               Any references to Notes shall, unless the context otherwise requires, include any Global Note representing such Notes.

1.6                               For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and related expressions shall be construed accordingly.

1.7                               All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by PTIF and/or PT and/or PTC under this Agreement shall be construed in accordance with Condition 6.

1.8                               All references in this Agreement to the “relevant currency” shall be construed as references to the currency or composite currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes) in which payments in respect of such Note are to be made, according to the terms thereof, if relevant.

1.9                               In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.  All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

1.10                        All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Trust Deed, the Keep Well Agreements, the Procedures Memorandum, the Notes and any Conditions appertaining thereto, the Receipts and the Coupons) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

1.11                        Any references herein to Euroclear and/or Clearstream, Luxembourg and/or Interbolsa shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, PT (where the Issuer is PTIF), the Trustee and the Principal Paying Agent.  In the case of Notes represented by a NGN and which are intended to be held in a manner which would allow Eurosystem-eligibility, any alternative clearing systems must be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

1.12                        As used herein, in relation to any Notes which are to have a “listing” or be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange and (ii) on any other Stock Exchange within the European Economic Area, “listing” and “listed” shall be construed to mean that Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

2.                                      APPOINTMENT OF AGENTS

2.1                               The Principal Paying Agent is hereby appointed, and the Principal Paying Agent hereby agrees to act, as agent of the Issuer (and, for the purposes of sub-clause 2.8 below, the Trustee) upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)                                 completing, authenticating and delivering Temporary Bearer Global Notes and Permanent Bearer Global Notes and (if required) authenticating and delivering Definitive Bearer Notes;

(b)                                 giving effectuation instructions in respect of each Global Note which is an Eurosystem-eligible NGN;

(c)                                  giving effectuation instructions and electing a common safekeeper in respect of each Global Note which is held under the NSS;

(d)                                 exchanging Temporary Bearer Global Notes for Permanent Bearer Global Notes or Definitive Bearer Notes, as the case may be, in accordance with the terms of such Temporary Bearer Global Notes and in respect of any such exchange, (i) making all notations on such Temporary Bearer Global Notes which are CGNs as required in accordance with their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(e)                                  exchanging Permanent Bearer Global Notes for Definitive Bearer Notes in accordance with the terms of such Permanent Bearer Global Notes and in respect of any such exchange, (i) making all notations on such Permanent Bearer Global Notes which are CGNs as required in accordance with their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(f)                                   paying sums due on Global Notes in bearer form, Definitive Bearer Notes, Receipts and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(g)                                  exchanging Talons for Coupons in accordance with the Terms and Conditions;

(h)                                 determining the Exchange Date in respect of each Temporary Bearer Global Note and determining the end of the Distribution Compliance Period applicable to each Tranche in accordance with clause 5 below;

(i)                                     unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Terms and Conditions;

(j)                                    arranging on behalf of and at the expense of the Issuer or, where the Issuer is PTIF, PT for notices to be communicated to the Noteholders in accordance with the Terms and Conditions;

(k)                                 ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme or any other reporting as the Issuer and the Principal Paying Agent may agree;

(l)                                     subject to the Procedures Memorandum, submitting to the relevant Stock Exchange or other relevant authority such number of copies of the Final Terms which relates to Notes which are to be listed as the relevant Stock Exchange or other relevant authority may reasonably require;

(m)                             acting as Calculation Agent in respect of Notes where named as such in the applicable Final Terms; and

(n)                                 performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.2                               Each Paying Agent is hereby appointed, and each Paying Agent hereby agrees, severally and not jointly, to act, as paying agent of the Issuers (and for the purposes of sub-clause 2.8 below, the Trustee) upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Notes, Receipts and Coupons and performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.3                               In relation to Book Entry Notes, the Portuguese Paying Agent is hereby appointed, and the Portuguese Paying Agent hereby agrees to act, as paying agent of PT (and for the purposes of sub-clause 2.8 below, the Trustee) in respect of the Book Entry Notes only upon the terms and subject to the conditions set out below.

2.4                               In relation to each issue of Eurosystem-eligible NGNs the Issuer hereby authorises and instructs the Agent to elect Euroclear as common safekeeper.  From time to time, the Issuer and the Agent may agree to vary this election.  The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agree that no liability shall attach to the Agent in respect of any such election made by it.

2.5                               In relation to each issue of Notes intended to be held under the NSS, the Issuer hereby authorises and instructs the Agent to elect Euroclear as common safekeeper. From time to time, the Issuer and the Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

2.6                               Each Transfer Agent is hereby appointed, and each Transfer Agent hereby agrees, severally and not jointly, to act, as transfer agent of the Issuer (and for the purposes of sub-clause 2.8 below, the Trustee) upon the terms and subject to the conditions set out below for the purposes of effecting transfers of Definitive Registered Notes and performing all the other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.7                               The Registrar is hereby appointed, and the Registrar hereby agrees, severally and not jointly, to act, as registrar of the Issuer (and for the purposes of sub-clause 2.8 below, the Trustee) upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)                                 completing, authenticating and delivering Regulation S Global Notes and authenticating and delivering Definitive Registered Notes;

(b)                                 paying sums due on Registered Notes; and

(c)                                  performing all the other obligations and duties imposed upon it by the Terms and Conditions and this Agreement, including, without limitation, those set out in clause 11.

The Registrar may from time to time, subject to the prior written consent of the Issuer, delegate certain of its functions and duties set out in this Agreement to the Principal Paying Agent.

2.8                               At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under clause 10 of the Trust Deed to the relevant Noteholders and/or Receiptholders and/or Couponholders the Trustee may:

(a)                                 by notice in writing to the Issuer, PT (where the Issuer is PTIF), the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents require the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to this Agreement:

(i)                                     to act thereafter as Principal Paying Agent, Registrar, Transfer Agent and the other Paying Agents respectively of the Trustee mutatis mutandis on the terms provided in this Agreement (save that the Trustee’s liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents shall be limited to the amounts in respect of the Notes of the relevant Series for the time being held by the Trustee on the trusts of the Trust Deed) and thereafter to hold all Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Receipts, Coupons and Talons on behalf of the Trustee; or

(ii)                                  to deliver up all Notes, Receipts, Coupons and Talons and all sums, documents and records held by them in respect of such Notes, Receipts, Coupons and Talons to the Trustee or as the Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, the Registrar, the relevant Transfer Agent or the  other Paying Agent is obliged not to release by any law or regulation; and

(b)                                 by notice in writing to the Issuer and, where the Issuer is PTIF, PT require the Issuer to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

3.                                      ISSUE OF GLOBAL NOTES

3.1                               Subject to sub-clause 3.5 below, following receipt of a faxed copy of the Final Terms signed by the Issuer, the Issuer hereby authorises the Principal Paying Agent and the Registrar and the Principal Paying Agent and the Registrar hereby agree, to take the steps required of them in the Procedures Memorandum.

3.2                               For the purpose of sub-clause 3.1 above, the Principal Paying Agent will on behalf of the Issuer if specified in the applicable Final Terms that a Temporary Bearer Global Note will initially represent the Tranche of Notes:

(a)                                 prepare a Temporary Bearer Global Note by attaching a copy of the applicable Final Terms to a copy of the signed master Temporary Bearer Global Note;

(b)                                 authenticate the Temporary Bearer Global Note;

(c)                                  deliver the Temporary Bearer Global Note to the specified common depositary (if the Temporary Bearer Global Note is a CGN) or specified common safekeeper (if the Temporary Bearer Global Note is a NGN) for Euroclear and Clearstream, Luxembourg and, in the case of a Temporary Bearer Global Note which is an Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same;

(d)                                 ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the Distribution Compliance Period in respect of the Tranche; and

(e)                                  if the Temporary Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes.

3.3                               For the purposes of sub-clause 3.1, the Principal Paying Agent will on behalf of the Issuer if specified in the applicable Final Terms that a Permanent Bearer Global Note will represent the Notes on issue:

(a)                                 in the case of the first Tranche of any Series of Notes, prepare a Permanent Bearer Global Note by attaching a copy of the applicable Final Terms to a copy of the master Permanent Bearer Global Note;

(b)                                 in the case of the first Tranche of any Series of Notes, authenticate the Permanent Bearer Global Note;

(c)                                  in the case of the first Tranche of any Series of Notes, deliver the Permanent Bearer Global Note to the specified common depositary (if the Permanent Bearer Global Note is a CGN) or specified common safekeeper (if the Permanent Bearer Global Note is a NGN) for Euroclear and/or Clearstream, Luxembourg and, in the case of a Permanent Bearer Global Note which is an Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same;

(d)                                 if the Permanent Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes;

(e)                                  in the case of a subsequent Tranche of any Series of Notes deliver the applicable Final Terms to the specified common depositary or common safekeeper, as the case may be, for attachment to the Permanent Bearer Global Note and, in the case where the Permanent Bearer Global Note is a CGN, make all appropriate entries on the relevant Schedule

(f)                                   to the Permanent Bearer Global Note to reflect the increase in its nominal amount or, in the case where the Permanent Bearer Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Series; and

(g)                                  ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to the Notes of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period in respect of the Tranche.

3.4                               For the purpose of sub-clause 3.1 the Registrar will, on behalf of the Issuer if specified in the applicable Final Terms that Registered Notes will represent the Notes on issue:

(a)                                 prepare a Regulation S Global Note, by attaching a copy of the applicable Final Terms to a copy of the signed master Global Note;

(b)                                 authenticate (or procure the authentication of) such Global Note;

(c)                                  deliver in the case of Registered Global Notes, such Registered Global Notes to a common depositary or common safekeeper, as the case may be, for Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary or common safekeeper of confirmation that it is holding the Registered Global Notes in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and instruct Euroclear and/or Clearstream, Luxembourg unless otherwise agreed in writing between the Registrar and the Issuer (A) in the case of Registered Notes issued on a non-syndicated basis, to credit the Registered Notes represented by such Registered Global Notes to the relevant Dealer’s participant account  and (B) in the case of Registered Notes issued on a syndicated basis, to hold the Registered Notes represented by such Registered Global Note to the Issuer’s order;

(d)                                 ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the applicable Distribution Compliance Period.

3.5                               Each of the Principal Paying Agent and the Registrar shall only be required to perform its obligations under this clause 3 if it holds (as applicable):

(a)                                 a master Temporary Bearer Global Note and a master Permanent Bearer Global Note, each duly executed by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Principal Paying Agent for the purpose of preparing Temporary Bearer Global Notes and Permanent Bearer Global Notes, respectively, in accordance with sub-clauses 3.2 and 3.3; and

(b)                                 a master Regulation S Global Note duly executed by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Registrar for the purpose of preparing Regulation S Global Notes, in accordance with sub-clause 3.4.

3.6                               Where the Principal Paying Agent delivers any authenticated Bearer Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Bearer Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Bearer Global Note has been effectuated.

4.                                      EXCHANGE OF GLOBAL NOTES

4.1                               The Principal Paying Agent shall determine the Exchange Date for each Temporary Bearer Global Note in accordance with the terms thereof.  Forthwith upon determining any Exchange

Date, the Principal Paying Agent shall notify such determination to PTIF, PT, the Trustee, the other Agents (other than the Portuguese Paying Agent), the relevant Dealer, Euroclear and Clearstream, Luxembourg.  On and after the Exchange Date, the Principal Paying Agent shall deliver, upon notice from Euroclear and Clearstream, Luxembourg, a Permanent Bearer Global Note or Definitive Bearer Notes, as the case may be, in accordance with the terms of the Temporary Bearer Global Note.

4.2                               Where a Temporary Bearer Global Note is to be exchanged for a Permanent Bearer Global Note, the Principal Paying Agent is hereby authorised by the Issuer and instructed:

(a)                                 in the case of the first Tranche of any Series of Bearer Notes, to prepare and complete a Permanent Bearer Global Note in accordance with the terms of the Temporary Bearer Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the master Permanent Bearer Global Note;

(b)                                 in the case of the first Tranche of any Series of Bearer Notes, to authenticate such Permanent Bearer Global Note in accordance with the provisions of the Trust Deed;

(c)                                  in the case of the first Tranche of any Series of Bearer Notes, if the Permanent Bearer Global Note is a CGN, to deliver such Permanent Bearer Global Note to the common depositary which is holding the Temporary Bearer Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the Issuer pending its exchange for the Temporary Bearer Global Note;

(d)                                 in the case of the first Tranche of any Series of Bearer Notes, if the Permanent Bearer Global Note is a NGN, to deliver such Permanent Bearer Global Note to the common safekeeper which is holding the Temporary Bearer Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Global Note which is an Eurosystem-eligible NGN) and to hold on behalf of the Issuer pending its exchange for the Temporary Bearer Global Note;

(e)                                  in the case of a subsequent Tranche of any Series of Notes if the Permanent Bearer Global Note is a CGN, to attach a copy of the applicable Final Terms to the Permanent Bearer Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as stated above; and

(f)                                   in the case of a subsequent Tranche of any Series of Notes if the Permanent Bearer Global Note is a NGN, to deliver the applicable Final Terms to the common safekeeper for attachment to the Permanent Bearer Global Note applicable to the relevant Series.

4.3                               Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Principal Paying Agent or, as the case may be, the Registrar is hereby authorised by the Issuer and instructed:

(a)                                 to authenticate such Definitive Note(s) in accordance with the provisions of the Trust Deed; and

(b)                                 to deliver such Definitive Note(s) (in the case of Definitive Bearer Notes) to or to the order of Euroclear and/or Clearstream, Luxembourg and, in the case of Definitive

Registered Notes, as the Registrar may be directed by the holder of such Definitive Registered Notes.

4.4                               Upon any exchange of all or a portion of an interest in a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or upon any exchange of all or a portion of an interest in a Temporary Bearer Global Note or a Permanent Bearer Global Note for Definitive Bearer Notes, the Principal Paying Agent shall (i) procure that the relevant Global Note, if it is a CGN be endorsed by the Principal Paying Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Bearer Global Note shall be endorsed by the Principal Paying Agent or on its behalf to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Bearer Global Note or (ii) in the case of any Bearer Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange.  Until exchanged in full, the holder of an interest in any Bearer Global Note shall in all respects be entitled to the same benefits under this Agreement as the holder of Definitive Bearer Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Terms and Conditions.  The Principal Paying Agent is hereby authorised on behalf of the Issuer and instructed (a) in the case of any Bearer Global Note which is a CGN to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Bearer Global Note to reflect any increase in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Bearer Global Note recording such exchange and reduction or increase and (b) in the case of any Bearer Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Bearer Global Note.

4.5                               Upon exchange of an interest in a Registered Global Note for Definitive Registered Notes or vice versa, the relevant Registered Global Note(s) shall be presented to the Registrar and endorsed to reflect the reduction or increase (as the case may be) in its/their nominal amount by the Registrar or on its behalf.  The Registrar is hereby authorised on behalf of the Issuer (a) to endorse or to arrange for the endorsement of the relevant Registered Global Note(s) to reflect the reduction or increase (as the case may be) in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Registered Global Note recording such exchange and reduction or increase, (b) to make all appropriate entries in the Register and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Registered Global Note.

4.6                               The Principal Paying Agent or, the Registrar, as the case may be, shall notify the Issuer forthwith upon receipt of a request for the issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of such Global Note to be exchanged in connection therewith.

4.7                               The Issuer undertakes to deliver to the Principal Paying Agent and the Registrar sufficient numbers of executed Definitive Notes with, (in the case of Definitive Bearer Notes) if applicable, Receipts, Coupons and Talons attached, to enable each of the Principal Paying Agent and the Registrar to comply with its obligations under this Agreement.

5.                                      DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

5.1                               In the case of a Tranche in respect of which there is only one Dealer, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Principal Paying Agent as being the date as of which distribution of the Notes of that Tranche was completed.

5.2                               In the case of a Tranche in respect of which there is more than one Dealer but which is not issued on a syndicated basis, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Principal Paying Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer were completed.

5.3                               In the case of a Tranche issued on a syndicated basis, the Principal Paying Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Principal Paying Agent as being the date as of which distribution of the Notes of that Tranche was completed.

5.4                               Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Principal Paying Agent shall notify such determination to the Issuer, the Trustee, Euroclear, Clearstream, Luxembourg and the relevant Dealer or Lead Manager, as the case may be.

6.                                      ISSUE OF BOOK ENTRY NOTES

6.1                               PT shall issue the Book Entry Notes in dematerialised book-entry form (forma escritural) as either nominativas (in which case Interbolsa, at the request of the Issuer, can ask the Affiliate Members of Interbolsa for information regarding the identity of the Holders and transmit such information to PT) or ao portador (in which case Interbolsa cannot inform PT of the identity of the Holders). Form and title to the Book Entry Notes will be evidenced by book entries in accordance with the provisions of the Portuguese Securities Code and the applicable CMVM and Interbolsa regulations. No physical document of title will be issued in respect of Book Entry Notes. PT shall instruct the Principal Paying Agent to procure that Interbolsa shall keep an issue control account (conta de controlo de emissão) in relation to the Book Entry Notes with a record of PT’s identification, the form, nominal value and other essential characteristics of the Book Entry Notes and the amount of Book Entry Notes issued.

6.2                               PT shall instruct the Principal Paying Agent to procure that upon issue the Book Entry Notes are registered by Interbolsa as management entity of the CVM, in the omnibus account of the Portuguese Paying Agent, which shall procure that the Book Entry Notes are transferred through the settlement system managed by Interbolsa, to the accounts of each Affiliate Member, in accordance with applicable laws and regulations.

6.3                               Issue and registration of the Book Entry Notes, as well as the payment of the corresponding subscription price, will occur in accordance with the procedures set out in the Procedures Memorandum.

7.                                      TERMS OF ISSUE

7.1                               Each of the Principal Paying Agent and the Registrar shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such

Notes are issued only in accordance with the provisions of this Agreement, the Trust Deed, the Terms and Conditions and, where applicable, the relevant Global Note.

7.2                               Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3, each of the Principal Paying Agent and the Registrar is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Principal Paying Agent or the Registrar, as the case may be, believes in good faith to be) the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, clause 23.7 below, or any other list duly provided for such purpose by the Issuer to the Principal Paying Agent, as sufficient instructions and authority of the Issuer for the Principal Paying Agent or the Registrar to act in accordance with clause 3 save where the Principal Paying Agent or the Registrar has received, pursuant to clause 23.7, from the Issuer notice to the effect that such person is no longer an authorised representative of the Issuer.

7.3                               Execution in facsimile of any Notes and any photostatic copying or other duplication of master Global Notes (in unauthenticated form but executed manually on behalf of the Issuer) shall be binding upon the Issuer in the same manner as if the Notes were signed manually by the Issuer.  In the event that a person who has signed a master Global Note or master Definitive Registered Note held by the Principal Paying Agent or the Registrar, as the case may be, on behalf of the Issuer ceases to be authorised as described in clause 23.7, each of the Principal Paying Agent and the Registrar, shall (unless the Issuer gives notice to the Principal Paying Agent or the Registrar, as the case may be, that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Principal Paying Agent or the Registrar, as the case may be), continue to have authority to authenticate and issue Notes signed by that person, and the Issuer hereby warrants to each of the Principal Paying Agent and the Registrar that such Notes shall be valid and binding obligations of the Issuer.  Promptly upon such person ceasing to be authorised, the Issuer shall provide the Principal Paying Agent with replacement master Temporary Bearer Global Notes and Permanent Bearer Global Notes and shall provide the Registrar with replacement master Registered Global Notes and the Principal Paying Agent and the Registrar, as the case may be, shall, upon receipt of such replacements, cancel and destroy the master Notes held by them which are signed by such person and shall provide the Issuer with a certificate of destruction in respect thereof, specifying the master Notes so cancelled and destroyed.

7.4                               The Principal Paying Agent will provide Euroclear and/or Clearstream, Luxembourg and/or Interbolsa with the notifications, instructions or information to be given by the Principal Paying Agent to Euroclear and/or Clearstream, Luxembourg and/or Interbolsa.

7.5                               If the Principal Paying Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been or will be received from a Dealer and if the Payment is not received by the Principal Paying Agent on the date the Principal Paying Agent pays the Issuer, the Issuer shall repay to the Principal Paying Agent as agent on behalf of the Issuer the Advance (unless prior to this repayment the Payment is received by the Agent) and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Principal Paying Agent of the Payment (at a rate quoted at that time by the Principal Paying Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer.  For the avoidance of doubt, the Principal Paying Agent shall not be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation that it is to receive such amount from a Dealer.

7.6                               Except in the case of issues where the Principal Paying Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Principal Paying Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg or the Portuguese Paying Agent’s account with Interbolsa, as the case may be, after such Issue Date, the Principal Paying Agent will continue to hold the Defaulted Note to the order of the Issuer.  The Principal Paying Agent shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (i) notify the Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note and (ii) pay to the Issuer the amount so received.

7.7                               The Issuer (and where the Issuer is PTIF, failing which PT) shall procure that a sufficient quantity of executed but unauthenticated blank Notes is at all times available to the Principal Paying Agent for the purpose of issue under this Agreement.

7.8                               The Issuer shall give to the Principal Paying Agent by facsimile transmission or telex or through the CitiTreasury Manager system details of any Notes to be issued by it under this Agreement and all such other information as the Principal Paying Agent may require for it to carry out its function as contemplated by this clause, by not later than 3.00 p.m. (London time) three Business Days (as defined below) prior to the proposed Issue Date, or such later time or date as may subsequently be agreed between the Issuer and the Principal Paying Agent.

7.9                               The Principal Paying Agent shall receive notification by facsimile transmission or telex or through the CitiTreasury Manager system from the Dealer who has arranged to purchase Notes from the Issuer.  Such Notification to be received in sufficient time to enable delivery to be made as contemplated herein and in no case later than 3.00 p.m. (London time) three Business Days prior to the proposed Issue Date, or such later time as may be agreed between the Principal Paying Agent and the relevant Dealer, that payment by it to the Issuer of the purchase price of any Notes has been or will be duly made against delivery of such Notes and (if applicable) details of their securities account.

8.                                      PAYMENTS

8.1                               Payments in respect of Notes other than Book Entry Notes

(a)                                 The Issuer will on each date on which any payment in respect of any Note becomes due under the Terms and Conditions, transfer to an account specified by the Principal Paying Agent such amount in the relevant currency in immediately available and freely transferable funds as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Principal Paying Agent and the Issuer may agree.

(b)                                 Any funds paid by or by arrangement with the Issuer to the Principal Paying Agent pursuant to sub-clause 8.1 shall be held in the relevant account referred to in sub-clause 8.1 for payment to the Noteholders, Receiptholders or Couponholders, as the case may be, until any Notes or matured Receipts and Coupons become void under Condition 9.  In that event the Principal Paying Agent shall forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes, Receipts or Coupons.

(c)                                  The Issuer will ensure on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Principal Paying Agent pursuant to sub-

clause 8.1, that there will be sent to the Principal Paying Agent irrevocable confirmation by telex or fax that payment will be made and that details of the bank through which the Issuer is to make payment pursuant to this clause.  For the purposes of this sub-clause, “Business Day” means a day on which commercial banks and foreign exchange markets settle payments in England.

(d)                                 The Principal Paying Agent shall notify by telex or fax each of the other Paying Agents (other than the Portuguese Paying Agent) and the Registrar forthwith:

(i)                                     if it has not by the relevant date specified in clause 8.1 received unconditionally the full amount in the Specified Currency required for the payment; and

(ii)                                  if it receives unconditionally the full amount of any sum payable in respect of the Notes, Receipts or Coupons after such date.

The Principal Paying Agent shall, at the expense of PTIF or PT forthwith upon receipt of any amount as described in subparagraph (ii), cause notice of that receipt to be published under Condition 15.

(e)                                  The Principal Paying Agent shall ensure that payments of both principal and interest in respect of a Temporary Bearer Global Note will only be made if certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(f)                                   Unless it has received notice pursuant to sub-clause (d)(i) above, each Paying Agent (other than the Portuguese Paying Agent) shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Terms and Conditions.  If any payment provided for in sub-clause (a) is made late but otherwise in accordance with the provisions of this Agreement, the relevant Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(g)                                  If for any reason the Principal Paying Agent considers in its sole discretion that the amounts to be received by it pursuant to sub-clause (a) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged to pay any such claims until the Principal Paying Agent has received the full amount of all such payments.

(h)                                 Without prejudice to sub-clauses (f) and (g), if the Principal Paying Agent properly pays any amounts to the holders of Notes, Receipts or Coupons or to any other Paying Agent in accordance with this Agreement or the Terms and Conditions or at the request of the Issuer at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (a) (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due under sub-clause (a), pay to the Principal Paying Agent on demand interest (at a rate which represents the Principal Paying Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.  If on the due date for payment of any amount in respect of the Notes, the Principal Paying Agent has not received payment in full in respect of the relevant Notes in accordance with sub-clause (a), the Principal Paying Agent shall forthwith notify PTIF and PT.

(i)                                     The Principal Paying Agent shall on demand promptly reimburse each other Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Terms and Conditions unless the Principal Paying Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Notes, that the Principal Paying Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

(j)                                    Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject as provided in sub-clause (k) and subject to and in accordance with the provisions of the Global Notes.  On the occasion of any such payment (i) in the case of a CGN, the Paying Agent to which such Bearer Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Bearer Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable or (ii) in the case of any Bearer Global Note which is a NGN, the Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

(k)                                 If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom or a certification required by the terms of a Note not being received), (i) the Paying Agent to which a Bearer Global Note, Receipt or Coupon (as the case may be) is presented for the purpose of making such payment shall, unless the Bearer Global Note is a NGN, make a record of such shortfall on the relevant Note, Receipt or Coupon and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made; (ii) in the case of payments of interest on Registered Notes, the Registrar shall make a record in the Register and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made; or (iii) in the case of any Bearer Global Note which is a NGN, the Principal Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

8.2                               Payments in respect of Book Entry Notes

(a)                                 In order to provide for the payment of principal and/or interest in respect of the Book Entry Notes as the same becomes due and payable, PT shall pay to the Principal Paying Agent on the Business Day (the “Relevant Day”) prior to the date on which such payment becomes due (the “Payment Date”), an amount equal to the amount of principal and/or (as the case may be) interest and other relevant amounts including Interbolsa fees falling due in respect of the Book Entry Notes on such date. The Principal Paying Agent shall transfer to the Portuguese Paying Agent on the same day, an amount equal to the amount of principal and/or (as the case may be) interest and other relevant amounts including Interbolsa fees falling due in respect of the Book Entry Notes on such date.

(b)                                 Each amount payable by PT under Clause 8.2(a) shall be paid unconditionally by credit transfer in the currency in which the Book Entry Notes are denominated according to the procedures and regulations applicable by Interbolsa, in immediately available, freely transferable, cleared funds not later than 1.00 p.m. (Lisbon time) on the Relevant Day to the account held by the Principal Paying Agent as notified by the Principal Paying Agent, or such other account as the Principal Paying Agent may from time to time specify by notice to PT. PT shall, before 1.00 p.m. (Lisbon time) on the second Lisbon Business Day before the due date of each payment by it under Clause 8.2(a), procure that the bank effecting payment for it confirms by authenticated SWIFT message to the Principal Paying Agent (SWIFT address: CITIGB2L) the payment instructions relating to such payment.

(c)                                  PT shall, no later than the seventh Lisbon Business Day preceding the Payment Date, provide the Principal Paying Agent with an irrevocable confirmation that it will transfer to the Principal Paying Agent, in accordance with Clause 8.2(a) and Clause 8.2(b) above, the sufficient amount for those payments to be made, and the Principal Paying Agent shall provide a copy of such irrevocable confirmation to the Portuguese Paying Agent.

(d)                                 Subject to receipt of funds pursuant to Clause 8.2(a) and the procedures set out in the Offering Circular, the Portuguese Paying Agent acting through its specified office shall make payments of interest or, as the case may be, principal in respect of the Book Entry Notes in accordance with the Terms and Conditions, provided however that:

(i)                                     by no later than 15 days prior to any date on which a payment (either of principal or interest) is scheduled to be made (the “Issuer Information Date”), PT shall provide Interbolsa with a written notification that the relevant payment will be made and with all necessary information for the purpose of carrying out such payment, including the identity of the Portuguese Paying Agent;

(ii)                                  no later than five Lisbon Business Days following the Issuer Information Date, the Portuguese Paying Agent shall provide, or have provided previously for all payments due under the relevant Tranche of Book Entry Notes, a written confirmation to Interbolsa stating that it will comply with the functions of a paying agent in relation to such payment or payments (either of principal or interest, as the case may be), subject to receipt by the Portuguese Paying Agent of the irrevocable confirmation mentioned in Clause 8.2(c) prior to the seventh Lisbon Business Day preceding the date of the relevant payment (whether of principal or interest). The Portuguese Paying Agent shall provide PT with a copy of any payment confirmation provided to Interbolsa pursuant to this Clause 8.2(d)(ii);

(iii)                               payment of principal and interest in respect of the Book Entry Notes will be transferred, on the Payment Date and according to the procedures and regulations applicable by Interbolsa, from the payment current account held with the Bank of Portugal or with such other institution as may be acceptable to Interbolsa by the Portuguese Paying Agent to the payment current accounts held with the Bank of Portugal or with such other institution as may be acceptable to Interbolsa by the relevant Affiliate Member of Interbolsa and from the accounts thereof to the accounts of the holders of Book Entry Notes or of Euroclear or Clearstream, Luxembourg with such Affiliate Member of Interbolsa, as the case may be;

(iv)                              nothing contained in this Agreement shall require the Principal Paying Agent and the Portuguese Paying Agent to expend or risk its own funds or incur any liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has justified grounds for believing that the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

(v)                                 in particular, each of the Principal Paying Agent and the Portuguese Paying Agent shall not be obliged at any time (but shall be entitled at its discretion) to make payments of principal or interest in respect of the Book Entry Notes until it has received the full amount of any payment due to it under Clause 8.2(a); and

(vi)                              the Portuguese Paying Agent will not be responsible for making any deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, which shall be made by each of the Affiliate Members of Interbolsa, in which event such Affiliate Member of Interbolsa shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

(e)                                  If the Principal Paying Agent or Portuguese Paying Agent makes any payment in accordance with Clause 8.2(d), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 8.2(a) an amount equal to the amount so paid by it.

(f)                                   Subject to subclauses 8.2(d)(iv) and 8.2(d)(v) if the Principal Paying Agent or the Portuguese Paying Agent makes a payment in respect of Book Entry Notes on or after the due date for such payment under the Terms and Conditions at a time at which it has not received the full amount of the relevant payment due to it under Clause 8.2(d)(iii), PT shall on demand pay to the Principal Paying Agent:

(i)                                     the amount so paid out by the Principal Paying Agent or the Portuguese Paying Agent and not reimbursed to it out of the funds appropriated by it pursuant to Clause 8.2(e); and

(ii)                                  interest on such amount from the date on which the Principal Paying Agent or the Portuguese Paying Agent made such payment until the date of reimbursement of such amount (and the Principal Paying Agent will, upon request, provide evidence of the interest, cost, loss or expense which it incurs), provided, however, that any payment made under subclause 8.2(f)(i) shall satisfy pro tanto PT’s obligations under Clause 8.2(d).

(g)                                  Except as ordered by a court of competent jurisdiction or required by law, the Portuguese Paying Agent may deem and treat the person or entity registered in the Book-Entry Registry as the holder of any Book Entry Notes and the absolute owner for all purposes (whether or not such Notes shall be overdue and notwithstanding any notice of ownership or otherwise). Proof of such registration is made by means of a Certificate (as defined in the Terms and Conditions) issued by the relevant Affiliate Member of Interbolsa pursuant to article 78 of the Portuguese Securities Code.

9.                                      DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

9.1                               Determinations and Notifications

(a)                                 The Principal Paying Agent shall, unless otherwise specified in the applicable Final Terms, make all such determinations and calculations (howsoever described) as it is required to do under the Terms and Conditions, all subject to and in accordance with the Terms and Conditions.

(b)                                 The Principal Paying Agent shall not be responsible to PTIF, PT, PTC, the Trustee or to any third party as a result of the Principal Paying Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(c)                                  The Principal Paying Agent shall promptly notify (and confirm in writing to) the Issuer, the Trustee, the other Paying Agents, (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange and, where the Issuer is PTIF, PT and PTC of, inter alia, each

Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Terms and Conditions.

(d)                                 The Principal Paying Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions to be published as required in accordance with the Terms and Conditions as soon as possible after their determination or calculation.

(e)                                  If the Principal Paying Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall forthwith notify the Issuer, the Trustee, the other Paying Agents and, where the Issuer is PTIF, PT and PTC of such fact.

(f)                                   Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) required to be made by a Calculation Agent specified in the applicable Final Terms shall be made in the manner so specified.  Unless otherwise agreed between the Issuer and the relevant Dealer or the Lead Manager, as the case may be, or unless the Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1.  Notes of any Series may specify additional duties and obligations of any Agent, the performance of which will be agreed between the Issuer and the relevant Agent prior to the relevant Issue Date.

9.2                               Interest Determination, Screen Rate Determination including Fallback Provisions

(a)                                 Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(i)                                     the offered quotation; or

(ii)                                  the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent.  If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(b)                                 If the Relevant Screen Page is not available or if, in the case of clause 9.2(a)(i), no such offered quotation appears or, in the case of clause 9.2(a)(ii), fewer than three such offered quotations appear, in each case as at the time specified in clause 9.2(a) the Principal Paying Agent shall request the principal London office of each of the Reference Banks to provide the Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum)

for the Reference Rate at approximately 11.00 a.m. (London time) on the Interest Determination Date in question.  If two or more of the Reference Banks provide the Principal Paying Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent.

(c)                                  If on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Principal Paying Agent by the Reference Banks or any two or more of them, at which such banks were offered, at 11.00 a.m. (London time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as indicated in the applicable Final Terms) the Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at 11.00 a.m. (London time) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Principal Paying Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as indicated in the applicable Final Terms) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied, as indicated in the applicable Final Terms, to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(d)                                 If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

10.                               NOTICE OF ANY WITHHOLDING OR DEDUCTION

10.1                        If the Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, it shall give notice thereof to the Principal Paying Agent, the Trustee and the Registrar as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Principal Paying Agent, the Trustee and the Registrar such information as any of them shall require to enable it to comply with such requirement.

10.2                        If any Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and

Conditions, other than arising under sub-clause 10.1 above or by virtue of the relevant holder failing to perform any certification or other requirement in respect of its Notes, it shall give notice thereof to the Issuer, the Principal Paying Agent and the Trustee as soon as it becomes aware of such compulsion to withhold or deduct.

11.                               OTHER DUTIES OF THE REGISTRAR

11.1                        The Registrar shall perform such duties as are set out herein and in the Trust Deed (as requested by the Trustee) and the Terms and Conditions and, in performing those duties, shall act in accordance with the Trust Deed, the Terms and Conditions and the provisions of this Agreement.

11.2                        The Registrar shall so long as any Registered Note is outstanding:

(a)                                 maintain at its specified office a register (the “Register”) of the holders of the Registered Notes which shall show (i) the nominal amount of Notes represented by each Registered Global Note, (ii) the nominal amounts and the serial numbers of the Definitive Registered Notes, (iii) the dates of issue of all Registered Notes, (iv) all subsequent transfers and changes of ownership of Registered Notes, (v) the names and addresses of the holders of the Registered Notes, (vi) all cancellations of Registered Notes, whether because of their purchase by the Issuer, replacement or otherwise, and (vii) all replacements of Registered Notes (subject, where appropriate, in the case of (vi), to the Registrar having been notified as provided in this Agreement);

(b)                                 effect exchanges of interests between different Registered Global Notes of the same Series, and interests in Registered Global Notes for Definitive Registered Notes and vice versa, in accordance with the Terms and Conditions and this Agreement, keep a record of all exchanges and ensure that the Principal Paying Agent is notified forthwith after any exchange;

(c)                                  register all transfers of Definitive Registered Notes;

(d)                                 make any necessary notations on Registered Global Notes following transfer or exchange of interests therein;

(e)                                  receive any document in relation to or affecting the title to any of the Registered Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(f)                                   forthwith, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Registered Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate or (ii) subsequent to the endorsement of a reduction in nominal amount of a Registered Global Note for exchange into Definitive Registered Notes authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to such address as the transferee may request duly dated and completed Definitive Registered Notes of a like aggregate nominal amount to the Definitive Registered Notes transferred and, in the case of the transfer of part only of a Definitive Registered Note, authenticate and deliver at its specified office to the transferor (or at the risk of the transferor) send to such address as the transferor may request, a duly dated and completed Definitive Registered Note in respect of the balance of the Definitive Registered Notes not so transferred;

(g)                                  if appropriate, charge to the holder of a Registered Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Registered Notes issued on such exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges;

(h)                                 maintain proper records of the details of all documents and certifications (including, but not limited to, certifications in the form of Schedule 2) received by itself or any other Transfer Agent (subject to receipt of such information from the other Transfer Agents);

(i)                                     prepare all such lists of holders of the Registered Notes as may be required by the Issuer, the Trustee or the Principal Paying Agent or any person authorised by either of them;

(j)                                    subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or any person authorised by it or the holder of any Registered Note for inspection and for the taking of copies or extracts;

(k)                                 comply with the reasonable requests of the Issuer with respect to the maintenance of the Register and give to the other Agents such information as may be reasonably required by them for the proper performance of their duties; and

(l)                                     comply with the terms of any Transfer Notices.

11.3                        Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Notes under Condition 7, the Registrar shall not be required, unless so directed by the Issuer, (a) to register the transfer of Definitive Registered Notes (or parts of Definitive Registered Notes) or to effect exchanges of interests in Registered Global Notes for Definitive Registered Notes or vice versa during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Registered Note (or part of a Registered Note) called for partial redemption.

11.4                        Registered Notes shall be dated:

(a)                                 in the case of a Registered Note issued on the Issue Date, the Issue Date; or

(b)                                 in the case of a Definitive Registered Note issued in exchange for an interest in a Registered Global Note, or upon transfer, with the date of registration in the Register of the exchange or transfer; or

(c)                                  in the case of a Definitive Registered Note issued to the transferor upon transfer in part of a Registered Note, with the same date as the date of the Registered Note transferred; or

(d)                                 in the case of a Definitive Registered Note issued pursuant to Condition 11, with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Registered Note in replacement of which it is issued.

12.                               DUTIES OF THE TRANSFER AGENTS

12.1                        The Transfer Agents shall perform such duties as are set out herein and in the Trust Deed and the Terms and Conditions and, in performing those duties, shall act in accordance with the Trust Deed and the Terms and Conditions and the provisions of this Agreement.

12.2                        Each Transfer Agent shall:

(a)                                 accept Registered Notes delivered to it, with the form of transfer thereon duly executed, together with, as applicable, any Transfer Certificate for the transfer or exchange of all or part of the Registered Note in accordance with the Terms and Conditions, and shall, in each case, give to the Registrar all relevant details required by it;

(b)                                 keep a stock of the forms of Transfer Certificates and make such forms available on demand to holders of the Notes;

(c)                                  forthwith, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Registered Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate) or (ii) subsequent to the endorsement of a reduction in nominal amount of a Registered Global Note for exchange into Definitive Registered Notes authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to such address as the transferee may request duly dated and completed Definitive Registered Notes of a like aggregate nominal amount to the Definitive Registered Notes transferred and, in the case of the transfer of part only of a Definitive Registered Note, authenticate and deliver at its specified office to the transferor (or at the risk of the transferor) send to such address as the transferor may request, a duly dated and completed Definitive Registered Note in respect of the balance of the Definitive Registered Notes not so transferred;

(d)                                 if appropriate, charge to the holder of a Registered Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Registered Notes issued on such exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges; and

(e)                                  at the request of any Paying Agent deliver new Registered Notes to be issued upon partial redemptions of a Registered Note.

13.                               REGULATIONS FOR TRANSFERS OF REGISTERED NOTES

Subject as provided below, the Issuer may from time to time agree with the Principal Paying Agent, the Trustee and the Registrar reasonable regulations to govern the transfer and registration of Registered Notes.  The initial regulations, which shall apply until amended under this clause, are set out in Schedule 4 to this Agreement.  The Transfer Agents agree to comply with the regulations as amended from time to time.

14.                               DUTIES OF THE AGENTS IN CONNECTION WITH EARLY REDEMPTION

14.1                        If the Issuer intends to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Terms and Conditions, the Issuer shall give notice of such intention to the Principal Paying Agent and the Trustee stating the date on which such Notes are to be redeemed and the nominal amount of Notes to be redeemed a reasonable period of time before the date on which the Issuer will give notice to the Noteholders in accordance with the Terms and Conditions of such redemption in order to enable the Principal Paying Agent to undertake its obligations herein and in the Terms and Conditions (if any notice is required to be given by the Principal Paying Agent as a consequence of a notice to it from the Issuer, such reasonable period of time shall be not less than 15 days).

14.2                        If some only of the Notes are to be redeemed on such date, the Principal Paying Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Terms and Conditions but shall give the Issuer and the Trustee reasonable notice of the time and place proposed for such drawing and the Issuer and the Trustee shall be entitled to send representatives to attend such drawing and shall, in the case of Notes in global form or in the case of Book Entry Notes, co-ordinate the selection of Notes to be redeemed with Euroclear and/or Clearstream, Luxembourg and/or Interbolsa, as the case may be, in accordance with the Terms and Conditions.

14.3                        The Principal Paying Agent shall publish the notice required in connection with any such redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption.  Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed.  Such notice will be published in accordance with the Terms and Conditions.  The Principal Paying Agent will also notify the other Agents and the Trustee of any date fixed for redemption of any Notes.

14.4                        Each Paying Agent will keep a stock of notices (“Put Notices”) in the form set out in Schedule 2 and will make such notices available on demand to holders of Definitive Notes or Book Entry Notes, the Terms and Conditions of which provide for redemption at the option of Noteholders.  Upon receipt of any such Note or, in the case of Book Entry Notes, any Certificate deposited in the exercise of such option in accordance with the Terms and Conditions, the Paying Agent with which such Note or Certificate is deposited shall hold such Note or Certificate (together with any Receipts, Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note or Certificate (and any such unmatured Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Terms and Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice.  If, prior to such due date for its redemption, such Note becomes immediately due and repayable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note or Certificate (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder, unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes, at such address as may have been given by the Noteholder in the relevant Put Notice.  At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Principal Paying Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Principal Paying Agent shall promptly notify such details to the Issuer and the Trustee.

15.                               RECEIPT AND PUBLICATION OF NOTICES

15.1                        Forthwith upon the receipt by the Principal Paying Agent of a demand or notice from any Noteholder in accordance with the Terms and Conditions, the Principal Paying Agent shall forward a copy thereof to the Issuer, the Trustee and, where the Issuer is PTIF, PT and PTC.

15.2                        On behalf of and at the request of the Issuer and/or the Trustee and/or, where the Issuer is PTIF, PT and/or PTC (in each case at the expense of the Issuer and, where the Issuer is PTIF, PT and/or PTC), the Principal Paying Agent shall cause to be published all notices required to be given by the Issuer, the Trustee or, where the Issuer is PTIF, PT or PTC to the Noteholders in accordance with the Terms and Conditions.

16.                               CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

16.1                        All Notes which are redeemed, all Global Notes which are exchanged in full, all Receipt or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Paying Agent by which they are redeemed, exchanged or paid or, in the case of Book Entry Notes, the Issuer shall instruct the Portuguese Paying Agent to procure that the Book Entry Notes will be forthwith cancelled by Interbolsa following receipt by Interbolsa of notice thereof.  In addition, the Issuer and, where the Issuer is PTIF, PT and PTC shall immediately notify the Agent in writing of all Notes which are purchased on behalf of the Issuer and, where the Issuer is PTIF, PT and PTC or any of their respective Subsidiaries and all such Notes surrendered to a Paying Agent for cancellation, together (in the case of Definitive Bearer Notes) with all unmatured Receipts, Coupons or Talons (if any) attached to them or surrendered with them, shall be cancelled by the Paying Agent to which they are surrendered.  Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent or as the Agent may specify.

16.2                        The Principal Paying Agent shall deliver to the Issuer and the Trustee as soon as reasonably practicable and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement, as the case may be, a certificate stating:

(a)                                 the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)                                 the serial numbers of such Notes in definitive form and Receipts distinguishing between Bearer Notes and Registered Notes;

(c)                                  the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)                                 the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Definitive Registered Notes;

(e)                                  the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer and, where the Issuer is PTIF, PT, PTC or any other Subsidiary and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)                                   the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)                                  the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Definitive Bearer Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Bearer Notes to which such missing unmatured Coupons appertained; and

(h)                                 the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons.

16.3                        The Principal Paying Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and, forthwith upon destruction, furnish the Issuer and the Trustee with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

16.4                        Without prejudice to the obligations of the Principal Paying Agent pursuant to sub-clause 16.2, the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the Issuer and, where the Issuer is PTIF, PT, PTC or any other Subsidiary, cancellation, payment or exchange (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons.  The Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged.  The Principal Paying Agent shall at all reasonable times make such record and Coupons (if any) available to the Issuer and the Trustee and any persons authorised by them for inspection and for the taking of copies thereof or extracts therefrom.

16.5                        All records and certificates made or given pursuant to this clause 16 shall make a distinction between Bearer and Registered Notes and Coupons and Talons in each Series.

16.6                        The Principal Paying Agent is authorised by the Issuer and instructed (a) in the case of any Bearer Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Bearer Global Note to reflect the reduction in the nominal amount represented by it by the amount so reduced or purchased and cancelled and (b) in the case of any Bearer Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase and cancellation, the Issuer has notified the Principal Paying Agent of the same in accordance with sub-clause 16.1.

17.                               ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

17.1                        The Issuer will cause a sufficient quantity of additional forms of (a) Bearer Notes, Receipts, Coupons and Talons to be available, upon request, to the Principal Paying Agent at its specified office for the purpose of issuing replacement Bearer Notes, Receipts, Coupons and Talons as provided below and (b) Registered Notes, to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Registered Notes as provided below.

17.2                        The Principal Paying Agent and the Registrar will, subject to and in accordance with the Terms and Conditions and the following provisions of this clause, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

17.3                        In the case of a mutilated or defaced Bearer  Note, the Principal Paying Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Bearer Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

17.4                        The Principal Paying Agent or the Registrar, as the case may be, shall obtain verification in the case of an allegedly lost, stolen or destroyed Note, Receipt, Coupon or Talon in respect of which the serial number is known, that the Note, Receipt, Coupon or Talon has not previously been redeemed, paid or exchanged, as the case may be.  Neither the Principal Paying Agent nor, as the case may be, the Registrar shall issue any replacement Note, Receipt, Coupon or Talon unless and until the claimant therefor shall have:

(a)                                 paid such costs and expenses as may be incurred in connection therewith;

(b)                                 furnished it with such evidence and indemnity as the Issuer may reasonably require; and

(c)                                  in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Principal Paying Agent or, as the case may be, the Registrar.

17.5                        The Principal Paying Agent or, as the case may be, the Registrar shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause and shall furnish the Issuer and the Trustee with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Issuer with a destruction certificate containing the information specified in clause 16.3.

17.6                        The Principal Paying Agent or, as the case may be, the Registrar shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the Issuer, the Trustee and the other Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued.  Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause, the Principal Paying Agent or, as the case may be, the Registrar shall also notify the Trustee and the other Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

17.7                        The Principal Paying Agent and the Registrar shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the Issuer, the Trustee and, where the Issuer is PTIF, PT and PTC and any persons authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom.

17.8                        Whenever any Bearer Note, Receipt, Coupon or Talon for which a replacement Bearer Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice thereof to the Issuer, the Trustee and the other Paying Agents.

17.9                        The Paying Agents shall issue further Coupon sheets against surrender of Talons.  A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where such Paying Agent is the Principal Paying Agent) shall inform the Principal Paying Agent of its serial number.  Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

18.                               COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

18.1                        The executed Deed Poll shall be deposited with the Principal Paying Agent and shall be held in safe custody by it on behalf of the Noteholders, the Receiptholders and the Couponholders at its specified office for the time being.

18.2                        Each Paying Agent shall hold available for inspection at its specified office during normal business hours copies of all documents required to be so available by the Terms and Conditions of any Notes or the rules of any relevant Stock Exchange.  For these purposes, the Issuer and, where the Issuer is PTIF, PT and PTC shall furnish the Paying Agents with sufficient copies of each of the relevant documents.

19.                               MEETINGS OF NOTEHOLDERS

19.1                        The provisions of Schedule 2 to the Trust Deed shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

19.2                        Without prejudice to sub-clause 19.1, each of the Paying Agents on the request of any holder of Bearer Notes shall issue voting certificates and block voting instructions in accordance with Schedule 2 to the Trust Deed and shall forthwith give notice to the Issuer, the Trustee and, where the Issuer is PTIF, PT and PTC in writing of any revocation or amendment of a block voting instruction.  Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Trustee shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

20.                               COMMISSIONS AND EXPENSES

20.1                        The Issuer and, where the Issuer is PTIF, PT and PTC agree to pay to the Principal Paying Agent such fees and commissions as the Issuer and, where the Issuer is PTIF, PT, PTC and the Principal Paying Agent shall separately agree in respect of the services of the Agents hereunder together with any out of pocket expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Agents in connection with their said services.

20.2                        The Principal Paying Agent will make payment of the fees and commissions due hereunder to the other Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer and, where the Issuer is PTIF, PT or PTC.  None of PTIF, PT or PTC shall be responsible for any such payment or reimbursement by the Principal Paying Agent to the other Agents.

21.                               INDEMNITY

21.1                        The Issuers shall indemnify each of the Agents against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which each of the Agents may incur or which may be made against each of the Agents as a result of or in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from its own default, negligence or bad faith or that of any of its officers, directors, employees or appointees or the breach by it of the terms of this Agreement.  The indemnity contained in this clause shall survive the termination or expiry of this Agreement.

21.2                        The liability of the Issuers as described in sub-clause 21.1 above shall be joint and several.

21.3                        The Agents shall severally indemnify the Issuers PTC against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuers may incur or which may be made against the Issuers as a result of or in connection with any breach by any of the Agents of this Agreement, any default, negligence or bad faith of the Agents or their respective officers, directors or employees.  The indemnity contained in this clause shall survive the termination or expiry of this Agreement.

22.                               RESPONSIBILITY OF THE AGENTS

22.1                        No Agent shall be responsible or accountable to anyone with respect to the validity of this Agreement or the Notes, Receipts or Coupons or for any act or omission by it in connection with this Agreement or any Note, Receipt or Coupon except for its own negligence, wilful default or bad faith, including that of its officers and employees.

22.2                        No Agent shall have any duty or responsibility in case of any default by the Issuer or, where the Issuer is PTIF, PT or PTC in the performance of its obligations under the Terms and Conditions.

22.3                        Whenever in the performance of its duties under this Agreement an Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Issuer or, where the Issuer is PTIF, PT or PTC prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Issuer or, where the Issuer is PTIF, PT or PTC and delivered to such Agent and such certificate shall be a full authorisation to such Agent, in its capacity as such, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

23.                               CONDITIONS OF APPOINTMENT

23.1                        Each Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)                                 that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and

(b)                                 that it shall not be liable to account to the Issuer for any interest thereon.

23.2                        In acting hereunder and in connection with the Notes, each Agent shall act solely as an agent of the Issuer (or, in the circumstances described in clause 2.6 above, the Trustee) and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

23.3                        Each Agent hereby undertakes to the Issuer and, where the Issuer is PTIF, PT, PTC and the Trustee to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, (including Schedule 5 in the case of the Principal Paying Agent), in the Terms and Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into any such document or the Trust Deed against any Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.  Each of the Paying Agents (other than the Principal Paying Agent) agrees that if any information that is required by the Principal Paying Agent to perform the duties set out in Schedule 5 becomes known to it, it will promptly provide such information to the Principal Paying Agent.

23.4                        The Principal Paying Agent and the Registrar may consult with reputable legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

23.5                        Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer, the Trustee or, where the Issuer is PTIF, PT or PTC or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer, the Trustee or, where the Issuer is PTIF, PT or PTC.

23.6                        Any Agent and its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have had if the Agent concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and/or, where the Issuer is PTIF, PT and/or PTC and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer and/or, where the Issuer is PTIF, PT and/or PTC as freely as if the Agent were not appointed hereunder.

23.7                        Each of the Issuer and, where the Issuer is PTIF, PT and PTC shall provide the Principal Paying Agent and the Registrar with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement, including, for the avoidance of doubt, the execution of any Notes on behalf of the Issuer, and shall notify the Principal Paying Agent and the Registrar immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Principal Paying Agent and the Registrar that such person has been so authorised.

23.8                        Except as otherwise provided in the Trust Deed and the Terms and Conditions or as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer, the Trustee, each of the Agents and, where the Issuer is PTIF, PT and PTC shall be entitled to treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof, or in the case of Book Entry Notes, the person or entity registered in the securities accounts of the relevant Affiliate Member of Interbolsa (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof).

23.9                        The amount of the Programme may be increased by the Issuer in accordance with the procedure set out in the Programme Agreement.  Upon any such increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to such increased amount.

23.10                 The Issuer shall forthwith give notice to the Principal Paying Agent of any change of the Trustee.

24.                               COMMUNICATION BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between PTIF, PT, PTC or the Trustee and any Agent (other than the Principal Paying Agent) shall be sent to the Principal Paying Agent.

25.                               CHANGES IN AGENTS

25.1                        The Issuer agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Principal Paying Agent and have been returned to the Issuer, as provided herein:

(a)                                 there will at all times be a Principal Paying Agent and a Registrar;

(b)                                 so long as the Notes are listed on any Stock Exchange or admitted to trading by any other relevant authority there will at all times be a Paying Agent and (in the case of Registered Notes) a Transfer Agent with a specified office in such place as may be required by the rules and regulations of such Stock Exchange or other relevant authority; and

(c)                                  to the extent reasonably practicable and where it is not inconsistent with market practice at the relevant time to do so, there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law, implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer shall, forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(e).  Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in sub-clause 25.5 below), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Trustee and to the Noteholders in accordance with Condition 14.

25.2                        Each of the Principal Paying Agent and the Registrar may (subject as provided in sub-clause 25.4 below) at any time resign as such by giving at least 90 days’ written notice to the

Issuer, PT, PTC and the Trustee of such intention on its part, specifying the date on which such resignation shall become effective.

25.3                        Each of the Principal Paying Agent and the Registrar may (subject as provided in sub-clause 25.4 below) be removed at any time by the Issuer on at least 45 days’ notice to the Principal Paying Agent, the Registrar and the Trustee by the filing with it of an instrument in writing signed on behalf of the Issuer specifying such removal and the date when it shall become effective.

25.4                        Any resignation under sub-clause 25.2 or removal of the Principal Paying Agent or the Registrar under sub-clauses 25.3 or 25.5 shall only take effect upon the appointment by the Issuer as hereinafter provided, of a successor Principal Paying Agent or Registrar, as the case may be (approved by the Trustee), and (other than in cases of insolvency of the Principal Paying Agent or Registrar, as the case may be) on the expiry of the notice to be given under clause 27.  The Issuer agrees with the Principal Paying Agent, the Registrar and the Trustee that if, by the day falling 10 days before the expiry of any notice under sub-clause 25.2, the Issuer has not appointed a successor Principal Paying Agent or Registrar, as the case may be, then the Principal Paying Agent or Registrar, as the case may be, shall be entitled, on behalf of the Issuer, to appoint in its place as a successor Principal Paying Agent or Registrar, as the case may be, in its place a reputable financial institution of good standing which the Issuer and the Trustee shall approve (such approval not to be unreasonably withheld or delayed).

25.5                        In case at any time any Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent which shall be a reputable financial institution of good standing (approved by the Trustee) may be appointed by the Issuer with the prior written consent of the Trustee by an instrument in writing filed with the successor.  Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 27 the Agent so superseded shall cease to be an Agent hereunder.

25.6                        Subject to sub-clause 25.1, the Issuer may, after prior consultation with the Principal Paying Agent and with the prior written consent of the Trustee, terminate the appointment of any of the other Agents at any time and/or appoint one or more further or other Agents by giving to the Principal Paying Agent, the Trustee and to the relevant other Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency).

25.7                        Subject to sub-clause 25.1, all or any of the Agents may resign their respective appointments hereunder at any time by giving the Issuer, PT, PTC, the Trustee and the Principal Paying Agent at least 45 days’ written notice to that effect.

25.8                        Upon its resignation or removal becoming effective, an Agent shall:

(a)                                 in the case of the Principal Paying Agent and the Registrar, forthwith transfer all moneys and records held by it hereunder to the successor Agent hereunder; and

(b)                                 be entitled to the payment by the Issuer of its outstanding commissions, fees and expenses for the services therefor rendered hereunder in accordance with the terms of clause 20.

25.9                        Upon its appointment becoming effective (which appointment shall become effective upon execution and delivery to the Issuer of an instrument accepting the appointment under this Agreement), a successor or new Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, an Agent with like effect as if originally named as an Agent hereunder.

26.                               MERGER AND CONSOLIDATION

Any corporation into which any Agent may be merged or converted, or any corporation with which an Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation to which an Agent shall sell or otherwise transfer all or substantially all of its assets or business shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer or the Trustee and after the said effective date all references in this Agreement to the relevant Agent shall be deemed to be references to such successor corporation.  Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Trustee by the relevant Agent.

27.                               NOTIFICATION OF CHANGES TO AGENTS

Following receipt of notice of resignation from an Agent and forthwith upon appointing a successor or new Agent or on giving notice to terminate the appointment of any Agent, the Principal Paying Agent (on behalf of and at the expense of the Issuer and, where the Issuer is PTIF, PT and PTC) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Terms and Conditions.

28.                               CHANGE OF SPECIFIED OFFICE

If any Agent determines to change its specified office it shall give to the Issuer, the Trustee and the Principal Paying Agent written notice of such determination giving the address of the new specified office (which may only be effected within the same country unless the prior written approval of the Issuer and, where the Issuer is PTIF, PT and PTC has been obtained) and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter.  The Principal Paying Agent (on behalf and at the expense of the Issuer and, where the Issuer is PTIF, PT and PTC) shall within 15 days of receipt of such notice (unless the appointment of the relevant Agent is to terminate pursuant to clause 25 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Terms and Conditions.

29.                               COMMUNICATIONS

29.1                        All communications shall be by telex, fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone.  Each communication shall be made to the relevant party at the telex number, fax number or address or telephone number and, in the case of a communication by telex, fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose.  The initial telephone number, telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

29.2                        A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause.  However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective on the next business day in the place of receipt.  Every communication shall be irrevocable save in respect of any manifest error therein.

30.                               TAXES AND STAMP DUTIES

PTIF, PT and PTC agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

31.                               CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against PTIF and/or PT and/or PTC or in the liquidation, insolvency or analogous process of PTIF and/or PT and/or PTC or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Agent falls short of the amount due under the terms of this Agreement, PTIF, PT and PTC undertake that they shall, as a separate and independent obligation, indemnify and hold harmless such Agent against the amount of such shortfall.  For the purpose of this clause, “rate of exchange” means the rate at which the relevant Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

32.                               AMENDMENTS

The Principal Paying Agent, PTIF, PT, PTC and the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

(a)                                 any modification (except as expressly provided in this Agreement) of this Agreement which is not in the opinion of the Trustee prejudicial to the interests of the Noteholders; or

(b)                                 any modification of the Notes, the Receipts, the Coupons or this Agreement which is of a formal, minor or technical nature or is made to correct a manifest or proven error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

33.                               DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

34.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

35.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

35.1                        This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

35.2                        Each party hereto hereby irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts.

Each party hereto hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Nothing contained in this clause shall limit any right to take Proceedings against any party hereto in any other court of competent jurisdiction (outside the contracting States as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

Each of PTIF, PT, PTC hereby appoints Clifford Chance Secretaries Limited at its registered office at 10 Upper Bank Street, London E14 5JJ as its agent for service of process, and undertakes that, in the event of Clifford Chance Secretaries Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as its agent for service of process in England in respect of any Proceedings.

Nothing herein shall affect the right to serve process in any other manner permitted by law.

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands or the Republic of Portugal (as applicable), it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

36.                               COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1

FORM OF CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.]*

[PORTUGAL TELECOM, SGPS, S.A.]†

in respect of a  €7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

in respect of a

€7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on [          ]

BETWEEN:

(1)                                 [PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. having its statutory seat in Amsterdam, The Netherlands and its registered office at Herikerbergweg 238, 1101 CM Amsterdam Zuidoost, The Netherlands (the “Issuer”)]*;

(2)                                 PORTUGAL TELECOM, SGPS, S.A. of Av. Fontes Pereira de Melo no. 40, 1600-300 Lisbon Codex [(“PT”)]*[(the “Issuer”)]†;

(3)                                 [PT COMUNICAÇÕES, S.A. of Rua Andrade Corvo 6, 1050-009, Lisbon Codex (“PTC”);]*

(4)                                 [         ] of [          ] (the “Calculation Agent”, which expression shall include any successor calculation agent appointed hereunder); and

(5)                                 CITICORP TRUSTEE COMPANY LIMITED of 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”).

WHEREAS:

(A)                               [The Issuer, PT and PTC]*[The Issuer, Portugal Telecom International Finance B.V. (“PTIF”) and PT Comunicações (“PTC”)]† have entered into an amended and restated Programme Agreement with the Dealers named therein dated 1 June 2012 (as the same may be amended from time to time), under which the Issuer may issue Notes (“Notes”).

(B)                               The Notes will be [constituted]*[governed]† by a Trust Deed dated 17th December 1998 made between the Issuer, PT and the Trustee as supplemented by a First Supplemental Trust Deed dated 19th September 2000, a Second Supplemental Trust Deed dated 20th December 2000, a Third Supplemental Trust Deed dated 4th February 2002, a Fourth Supplemental Trust Deed dated 29th April 2003, a Fifth Supplemental Trust Deed dated 7th November 2006, a Sixth Supplemental Trust Deed dated 23rd April 2010 and a Seventh Supplemental Trust Deed dated 1 June 2012 between the Issuer, PT[IF]†, PTC and the Trustee (such first-mentioned trust deed as so supplemented and as further supplemented and/or modified and/or restated from time to time, the “Trust Deed”)[, the Conditions (as defined below) and a deed poll dated 1 June 2012 given by the Issuer in favour of the holder of the Notes]†.

NOW IT IS HEREBY AGREED that:

1.                                      APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is hereby appointed, and the Calculation Agent hereby agrees to act, as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the “Relevant

*  Delete where PT is the Issuer

†  Delete where PTIF is the Issuer

Notes”) for the purposes set out in clause 2 below, all upon the provisions hereinafter set out.  The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2.                                      DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a “Series”) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Conditions”) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.  In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Notes which are identified in the Schedule as being NGNs to the Principal Paying Agent to the contact details set out on the signature page hereof.

3.                                      EXPENSES

The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Notes.

4.                                      INDEMNITY

4.1                               The Issuer[, PT and PTC]* shall indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.  The indemnity contained in this clause shall survive the termination or expiry of this Agreement.

4.2                               The liability of the Issuer[, PT and PTC]* as described in clause 4.1 shall be joint and several.

4.3                               The Calculation Agent shall indemnify the Issuer [and/or PT and/or PTC]* against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer [and/or PT and/or PTC]* may incur or which may be made against the Issuer [and/or PT and/or PTC]* as a result of or in connection with any breach by the Calculation Agent of this Agreement, any default, negligence or bad faith of the Calculation Agent or its officers, directors or employees.  The indemnity contained in this clause shall survive the termination or expiry of this Agreement.

5.                                      CONDITIONS OF APPOINTMENT

5.1                               In acting hereunder and in connection with the Relevant Notes, the Calculation Agent shall act solely as an agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons”, respectively).

5.2                               In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

5.3                               The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

5.4                               The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer[, PT or PTC]* or the Trustee or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer[, PT, PTC]* or the Trustee.

5.5                               The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have had if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer[, PT or PTC]* and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer[, PT or PTC]* as freely as if the Calculation Agent were not appointed hereunder.

6.                                      TERMINATION OF APPOINTMENT

6.1                               The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a)                                 such notice shall not expire less than 45 days before any date upon which any calculation is due to be made in respect of any Relevant Notes; and

(b)                                 notice shall be given in accordance with the Conditions, to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

6.2                               Notwithstanding the provisions of sub-clause 6.1 above, if at any time:

(a)                                 the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)                                 the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement,

the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable thereafter.

6.3                               The termination of the appointment pursuant to sub-clause 6.1 or 6.2 above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4                               The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer[, PT, PTC]* and the Trustee at least 90 days’ prior written notice to that effect.  Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with the Conditions.

6.5                               Notwithstanding the provisions of sub-clauses 6.1, 6.2 and 6.4 above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer[, PT, PTC]* or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed.  The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under sub-clauses 6.1 or 6.4, the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer and the Trustee shall approve (such approval not to be unreasonably withheld or delayed).

6.6                               Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

6.7                               If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

6.8                               Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such successor corporation.  Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer, the Trustee and the Principal Paying Agent by the Calculation Agent.

7.                                      COMMUNICATIONS

7.1                               All communications shall be by telex, fax or letter delivered by hand.  Each communication shall be made to the relevant party at the telex number, fax number or address and marked for the attention of the person or department from time to time specified in writing by that party to the others for that purpose.  The initial telex number, fax number and person or department so specified by each party are set out in the Procedures Memorandum or, in the case of the Calculation Agent, on the signature page of this Agreement.

7.2                               A communication shall be deemed received (if by telex) when a confirmed answer back is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received or (if by letter) when delivered, in each case in the manner required by this clause.  However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective on the next business day in the place of receipt.  Every communication shall be irrevocable save in respect of any manifest error therein.

8.                                      DESCRIPTIVE HEADINGS AND COUNTERPARTS

8.1                               The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

8.2                               This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9.                                      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

10.1                        This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and the provisions of Clause 34 of the Agency Agreement shall apply to this Agreement as if set out herein in full.

10.2                        If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNATORIES

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:	]*

PORTUGAL TELECOM, SGPS, S.A.

By:

[PT COMUNICAÇÕES, S.A.

By:	]*

[CALCULATION AGENT]
[Address of Calculation Agent]

Telex No:	[ ]
Telefax No:	[ ]
Attention:	[ ]

By:

CITICORP TRUSTEE COMPANY LIMITED
13th Floor
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
England

Telex No:	940500 CITIUK G
Telefax No:	020 7500 5877
Attention:	Agency & Trust

By:

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series number	Issue Date	Maturity Date	Title and Nominal Amount	NGN [Yes/No]	Annotation by Calculation Agent/Issuer

SCHEDULE 2

FORM OF PUT NOTICE

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V./PORTUGAL TELECOM, SGPS, S.A.]

[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the “Notes”) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/        ] nominal amount of such Notes redeemed in accordance with Condition 7(d) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of bearing the following serial numbers:

If the Notes or a new Registered Note in respect of the balance of the Notes referred to above are to be returned(1) to the undersigned under clause 14.4 of the Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account](2):

Bank:		Branch Address:

Branch Code:		Account Number:

Signature of holder:

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons	(3)

Received by:

[Signature and stamp of Paying Agent]

At its office at:		On:

NOTES:

(1)        The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(2)        Delete as applicable.

(3)        Only relevant for Bearer Fixed Rate Notes (which are not also Index Linked Redemption Amount Notes, Dual Currency Redemption Notes or Long Maturity Notes) in definitive form.

N.B.     The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed.  Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 14.4 of the Agency Agreement.

SCHEDULE 3

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER OF REGISTERED NOTES OR BENEFICIAL INTERESTS IN REGISTERED NOTES

[DATE]

To:                             Citibank, N.A. (as Principal Paying Agent)

Citibank, N.A. (as Registrar)

[Portugal Telecom International Finance B.V.]*

[Portugal Telecom, SGPS, S.A.]†

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.]*[PORTUGAL TELECOM, SGPS, S.A.]† (the “Issuer”)

[Title of Series of Notes] (the “Notes”)

issued pursuant to a Euro Medium Term Note Programme (the “Programme”)

Reference is made to the terms and conditions of the Notes (the “Conditions”) set out in Schedule 1 to a Trust Deed dated 17 December 1998 made between the Issuer, PT and the Trustee as supplemented by a First Supplemental Trust Deed dated 19th September 2000, a Second Supplemental Trust Deed dated 20th December 2000, a Third Supplemental Trust Deed dated 4th February 2002, a Fourth Supplemental Trust Deed dated 29th April 2003, a Fifth Supplemental Trust Deed dated 7th November 2006, a Sixth Supplemental Trust Deed dated 23rd April 2010 and a Seventh Supplemental Trust Deed dated 1 June 2012 (the “Trust Deed”) as supplemented, amended and restated from time to time, between the Issuer and the other parties named therein relating to the Programme.  Terms defined in the Conditions or the Trust Deed shall have the same meanings when used in this Certificate unless otherwise stated.

This certificate relates to [insert Specified Currency and nominal amount of Notes] of Notes which are held in the form of beneficial interests in one or more Regulation S Notes ([ISIN No. [specify]) represented by a Regulation S Global Note in the name of [transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for an interest in Regulation S Notes represented by a Regulation S Global Note.

In connection therewith, the Transferor hereby certifies that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and in accordance with any applicable securities laws of any jurisdiction and any applicable rules and regulations of Euroclear and Clearstream, Luxembourg from time to time and, accordingly, the Transferor does hereby certify as follows (terms used in this paragraph that are defined in Regulation S are used herein as defined therein):

EITHER:

(a)                                 [the offer of the Notes was not made to a person in the United States;

(b)                                 either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or (ii) on the date hereof and at the time the buy order was originated, the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States;

* Delete where PT is the issuer

† Delete where PTIF is the issuer

(c)                                  no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(d)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)                                  if the sale is made during the Distribution Compliance Period, (A) the sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulations S, as applicable, and (B) the Interests in the Notes will be held immediately after the transfer through Euroclear and/or Clearstream, Luxembourg.]

OR:

The Transferor understands that this certificate is required in connection with certain securities or other legislation in the United States and/or in connection with the Notes being eligible for clearance in one or more clearance systems.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or might be relevant, the Transferor irrevocably authorises each entity to which this certificate is addressed to produce this certificate or a copy hereof to any interested party in such proceedings.

The Transferor has notified the transferee of the resale restrictions on the transfer of the Notes, and the transferee is aware that by purchasing the Notes, it is deemed to acknowledge, represent and agree to the matters set forth in the Offering Circular under the caption “Selling Restrictions”

This certificate and the statements contained herein are made for the benefit of the addressees hereof and for the benefit of the Dealers of the Notes.

[Insert name of Transferor]

By:

Name:

Title:

Dated:

SCHEDULE 4

REGISTER AND TRANSFER OF REGISTERED NOTES

1.                                      The Registrar at all times shall maintain outside the United Kingdom, or such other place agreed by the Portugal Telecom International Finance B.V. and the Trustee, the Register showing the amount of the Registered Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Notes.  The holders of the Registered Notes or any of them and the Trustee and any person authorised by it or any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it.  The Register may be closed by Portugal Telecom International Finance B.V. for such periods and at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.                                      Each Registered Note shall have an identifying serial number which shall be entered on the Register.

3.                                      The Registered Notes are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.

4.                                      The Registered Notes to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information (including, but not limited to, a Transfer Certificate) as may be required pursuant to the Terms and Conditions and such other evidence as Portugal Telecom International Finance B.V. may reasonably require to prove the title of the transferor or his right to transfer the Registered Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

5.                                      The executors or administrators of a deceased holder of Registered Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by Portugal Telecom International Finance B.V. as having any title to such Registered Notes.

6.                                      Any person becoming entitled to Registered Notes in consequence of the death or bankruptcy of the holder of such Registered Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as Portugal Telecom International Finance B.V. shall require be registered himself as the holder of such Registered Notes or, subject to the preceding paragraphs as to transfer, may transfer such Registered Notes.  Portugal Telecom International Finance B.V. shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Registered Notes.

7.                                      Unless otherwise requested by him, the holder of Registered Notes of any Series shall be entitled to receive only one Registered Note in respect of his entire holding of such Series.

8.                                      The joint holders of Registered Notes of any Series shall be entitled to one Registered Note only in respect of their joint holding of such Series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

9.                                      Where a holder of Registered Notes has transferred part only of his holding of Notes represented by a single Registered Note there shall be delivered to him without charge a Registered Note in respect of the balance of such holding.

10.                               Portugal Telecom International Finance B.V. shall make no charge to the Noteholders for the registration of any holding of Registered Notes or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or by uninsured mail to the address specified by the holder.  If any holder entitled to receive a Registered Note wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery shall be made, upon his written request to the Registrar, at his risk and (except where sent by uninsured mail to the address specified by the holder) at his expense.

11.                               Subject as provided in the Trust Deed and the Conditions, the holder of a Registered Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Registered Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person thereto.  Portugal Telecom International Finance B.V. shall not be bound to see to the execution of any trust to which any Registered Note may be subject and no notice of any trust shall be entered on the Register.  The holder of a Registered Note will be recognised by Portugal Telecom International Finance B.V. as entitled to his Registered Note free from any equity, set-off or counterclaim on the part of Portugal Telecom International Finance B.V. against the original or any intermediate holder of such Registered Note.

12.                               A Registered Note may not be exchanged for a Bearer Note or vice versa.

SCHEDULE 5

ADDITIONAL DUTIES OF THE PRINCIPAL PAYING AGENT AND THE REGISTRAR

In relation to each Series of Notes that are NGNs and each Series of Notes that are held under the NSS, each of the Principal Paying Agent and the Registrar will comply with the following provisions:

(a)                                 The Principal Paying Agent or the Registrar, as the case may be, will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

(b)                                 If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Principal Paying Agent and the Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes (in the case of NGNs) or the records of the ICSDs reflecting the IOA (in the case of Notes held under the NSS) remains at all times accurate.

(c)                                  The Principal Paying Agent and the Registrar will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

(d)                                 The Principal Paying Agent and the Registrar will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes (in the case of NGNs) or the records of the ICSDs reflecting the IOA (in the case of Notes held under the NSS).

(e)                                  The Principal Paying Agent and the Registrar will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

(f)                                   The Principal Paying Agent and the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

(g)                                  The Principal Paying Agent and the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

(h)                                 The Principal Paying Agent and the Registrar will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

(i)                                     The Principal Paying Agent and the Registrar will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SIGNATORIES

The Issuers

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:	CARLOS MOREIRA DA CRUZ

By:	JOS VAN UFFELEN	By:	PAUL SCHMITZ

PORTUGAL TELECOM, SGPS, S.A.

By:	LUIS MIGUEL DA FONSECA PACHECO DE MELO

The Keep Well Provider

PT COMUNICAÇÕES, S.A.

By:	LUIS MIGUEL DA FONSECA PACHECO DE MELO

The Principal Paying Agent and Exchange Agent

CITIBANK, N.A., London office

By:	STEPHEN WAKEFIELD

The Registrar

CITIBANK, N.A., New York office

By:	CIRINO EMANUELE

The Portuguese Paying Agent

CITIBANK INTERNATIONAL PLC, SUCURSAL EM PORTUGAL

By:	GISELLE TOLOI

The Trustee

CITICORP TRUSTEE COMPANY LIMITED

By:	STEPHEN WAKEFIELD